UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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       FIRST RELIANCE BANCSHARES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST RELIANCE BANCSHARES, INC.
2170 W. Palmetto Street
Florence, South Carolina 29501
(843) 656-5000

April 28, 2010

To the Shareholders of First Reliance Bancshares, Inc.:

You are cordially invited to attend the annual meeting of shareholders of First Reliance Bancshares, Inc. (the “Company”) to be held at the First Reliance Bank – Learning Center, 2148 West Palmetto Street in Florence, South Carolina, on Thursday, June 17, 2010 at 4:00 p.m.

The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting.  We will also report on our operations during the past year and during the first quarter of fiscal year 2010, as well as our plans for the future.

A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.

We cannot take any action at the meeting unless the holders of a majority of the outstanding shares of common stock of the Company are represented, either in person or by proxy.  Therefore, whether or not you plan to attend the meeting, please mark, date, and sign the enclosed proxy card, and return it to the Company in the envelope provided as soon as possible.

Returning the proxy card will not deprive you of your right to attend the meeting and vote your shares in person.  You may revoke your proxy at any time before the proxy is exercised.

I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

Sincerely,

/s/ F.R. Saunders, Jr.
F.R. Saunders, Jr.
President and Chief Executive Officer

FIRST RELIANCE BANCSHARES, INC.
2170 W. Palmetto Street
Florence, South Carolina 29501
(843) 656-5000

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 17, 2010

To the Shareholders of First Reliance Bancshares, Inc.:

The Annual Meeting of Shareholders of First Reliance Bancshares, Inc. will be held on Thursday, June 17, 2010 at 4:00 p.m. at the First Reliance Bank – Learning Center, 2148 West Palmetto Street in Florence, South Carolina, for the following purposes:

(1)	Elect Directors. To elect three (3) persons to serve as Class C Directors until the 2013 Annual Meeting of Shareholders and until their successors have been elected and qualified.

(2)	Nonbinding Proposal on Executive Compensation. To consider and vote upon a nonbinding proposal to approve the overall executive compensation policies and procedures employed by the Company.

(3)	Other Business. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The enclosed Proxy Statement explains these proposals in greater detail.  We urge you to review these materials carefully.

The Board of Directors has fixed the close of business on April 15, 2010, as the record date for determining the shareholders who are entitled to notice of and to vote at the meeting.

We hope that you will be able to attend the meeting.  We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible.  Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person.  You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

/s/ F.R. Saunders, Jr.
F.R. Saunders, Jr.
President and Chief Executive Officer
April 28, 2010

FIRST RELIANCE BANCSHARES, INC.
2170 W. Palmetto Street
Florence, South Carolina 29501
(843) 656-5000
__________________________________________________________

PROXY STATEMENT FOR 2010 ANNUAL MEETING
__________________________________________________________

INTRODUCTION

Time and Place of the Meeting

The Board of Directors of First Reliance Bancshares, Inc. (the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Thursday, June 17, 2010 at 4:00 p.m. at the First Reliance Bank – Learning Center, 2148 West Palmetto Street in Florence, South Carolina and at any adjournments of the meeting.

Record Date and Mail Date

The close of business on April 15, 2010 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.  We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 28, 2010.

Number of Common Shares Outstanding

As of the close of business on the record date, the Company had 20,000,000 shares of common stock, $0.01 par value, authorized, of which 4,043,520 shares were issued and outstanding.  Each issued and outstanding share of common stock is entitled to one vote on all matters presented at the meeting.

The Company also has 10,000,000 shares of preferred stock, no par value, authorized, of which 15,349 shares of Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and 767 shares of our Series B Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) are authorized, issued and outstanding.  The Series A Preferred Stock and the Series B Preferred Stock are not entitled to vote on the matters presented at this meeting.

VOTING AT THE ANNUAL MEETING

Proposals to Be Considered

Shareholders will be asked to elect three (3) persons to serve as Class C Directors for a three-year term, until the 2013 Annual Meeting of Shareholders and until their successors have been elected and qualified.  This proposal is further described in this proxy statement.  The Board of Directors recommends that you vote for approval of this proposal.

Shareholders will also be asked to consider and vote upon a non-binding resolution approving the compensation of First Reliance’s executive officers as described in this Proxy Statement.  This proposal is further described in this proxy statement.  The Board of Directors recommends that you vote for approval of this proposal.

Shareholders may also be asked to vote on other matters, if any, properly brought before the shareholders at the annual meeting.

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies, who are Leonard A. Hoogenboom and F.R. Saunders, Jr., will vote your shares according to the instructions you have specified on the proxy card.  If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted for the election of the nominated directors and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting.  If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors.

You can revoke your proxy at any time before it is voted by delivering to F.R. Saunders, Jr., President and Chief Executive Officer of the Company, at the main office of the Company, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Requirements for Shareholder Approval

Quorum.  A quorum will be present at the meeting if a majority of the outstanding shares of common stock are represented in person or by valid proxy.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Abstentions.  A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum.  Abstentions do not count as votes in favor of or against a given proposal unless the proposal being voted upon requires the affirmative vote of at least a specific percentage of the shares outstanding and entitled to vote. In such a case, abstentions will count as votes against the proposal.

Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members.  Proxies for which brokers fail to vote on one or more proposals are referred to as “broker non-votes” with respect to the proposal(s) not voted upon.  Broker non-votes are included in determining the presence of a quorum.  A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority unless the matter being voted upon requires the affirmative vote of at least a specific percentage of the shares outstanding and entitled to vote.  In such a case, broker non-votes will count as votes against the proposal.

Approval Requirements.  To be elected or ratified as a director, a director nominee must receive a plurality of the votes for his or her election as a director.  As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election of the director for which you withheld your vote, unless you cast that vote for a competing nominee, if any.

Any other matter that may properly come before the annual meeting, requires more votes for than against the proposal being voted upon.  Abstentions and broker non-votes will not be counted as votes against any proposal and therefore will have no effect on the outcome of the proposal.

SOLICITATION OF PROXIES

The Company will pay the cost of proxy solicitation.  Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise.  We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Director Nominees

The Company’s Articles of Incorporation provide that the Board of Directors of the Company will be divided into three (3) classes – Class A, Class B and Class C – each of which is as nearly equal in number as possible.  The directors in each class serve for staggered terms of three years each.

On February 18, 2010, the Board of Directors was informed that Director A. Joe Willis intended to retire from service to the Company’s Board at the completion of his current term, which concludes at the 2010 Annual Meeting.  The Board of Directors thanked Dr. Willis for his dedicated service to the Company, and elected to not nominate Dr. Willis for another term.  At its May 2010 Board Meeting, the Company’s Board of Directors, pursuant to the Company’s bylaws, will consider a resolution to reduce the size of the Board of Directors to nine (9) directors effective as of June 17, 2010.

The Board of Directors recommends that the shareholders elect the persons identified below as nominees to the Board of Directors.  The following table shows for each nominee: (a) his name; (b) his age at December 31, 2009; (c) how long he has been a director of the Company; (d) his position(s) with the Company; (e) his principal occupation and business experience for the past five years; and (f) a brief discussion of the specific experience, qualifications, attributes or skills that the Board believes qualifies each director for service on First Reliance’s Board.  Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.  Each of the director nominees listed below is also a director of First Reliance Bank.  The nominating committee believes that each of the director nominees and continuing directors possess the “soft skills” appropriate for service on the Board of Directors of First Reliance, including proper temperament, collegiality, good judgment, leadership and integrity, and, on the basis of the qualifications and experience listed below, that all of the director nominees and continuing directors are well qualified to serve on our Board.

CLASS C — DIRECTOR NOMINEES
(Nominated for a Three –Year Term Expiring 2013)

•
A. Dale Porter, age 59, has been (i) VP & Senior Loan Administrator since December 1, 2007; (ii) a director of the Bank since August 16, 1999; and (iii) a director of the Company since April 12, 2001.  From June 30, 2005 to December 1, 2007 Mr. Porter served as the Senior Branch Administrator, from  April 1, 2004 to June 30, 2005, Mr. Mr. Porter served as the Senior Deposit Operations Manager for the Bank; from September 2002 to April 1, 2004, Mr. Porter served as Controller for the Bank; and from August 16, 1999 to September, 2002, Mr. Porter served as Executive Vice President, Chief Financial Officer and Secretary of the Bank.  Prior to joining the Company and the Bank, Mr. Porter was Regional Support Specialist-Operational of the region of Centura Bank in South Carolina from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until October 1998, when he resigned to organize the Bank. Mr. Porter was Cashier and a director of Pee Dee State Bank from January 1978 until March 1998 and was manager of data processing from February 1972 until January 1978.

•
John M. Jebaily, age 58, has been a director of the Bank since August 16, 1999 and a director of the Company since April 12, 2001.  Mr. Jebaily has been self-employed as a real estate agent in Florence since 1977.

•
C. Dale Lusk, MD, age 51, has been a director of the Bank since August 16, 1999 and a director of the Company since April 12, 2001.  Dr. Lusk has been in the private practice of OB/GYN since 1993.  He is currently a partner/owner in Advance Women’s Care, a local OB/GYN practice.

Continuing Directors

The following two tables set forth, for each remaining director of the Company whose term has not yet expired, the following:  (a) his name; (b) his age at December 31, 2009; (c) how long he has been a director of the Company; (d) his position(s) with the Company; and (e) his principal occupation and business experience for the past five years.  Except as otherwise indicated, each director has been engaged in his present principal occupation for more than five years.

CLASS A — CONTINUING DIRECTORS
(Term Expiring 2011)

•
J. Munford Scott, Jr., age 64,  has been a director of the Company and the Bank since January 18, 2007.  Mr. Scott serves as special counsel for the law firm Turner Padget Graham & Laney, PA., a position he has held since December 1, 2006.  Prior to that date, he was the senior attorney and owner of Scott & Associates P.C. Attorneys at Law for over twenty years.

•
F.R. Saunders, Jr., age 49, has been (i) President, Chief Executive Officer and a director of the Bank since August 16, 1999; (ii) a director of the Company since April 12, 2001; and (iii) President and Chief Executive Officer of the Company since April 18, 2001.  Mr. Saunders was Senior Market Manager of the branch of Centura Bank in Florence, South Carolina from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until November 1998, when he resigned to organize the Bank.  Mr. Saunders was a Vice President and a director of Pee Dee State Bank from January 1990 until March 1998.  Mr. Saunders is the brother of Paul C. Saunders, a director and Senior Vice President of the Company.

•
Leonard A. Hoogenboom, age 66, has been (i) Chairman of the Board and a director of the Bank since August 16, 1999 and (ii) Chairman of the Board and a director of the Company since April 12, 2001.  Mr. Hoogenboom has been the owner and Chief Executive Officer of L. Hoogenboom CPA, a local CPA firm, since 1984.  Mr. Hoogenboom has extensive local contacts and a wide variety of business experiences and community involvement.

CLASS B — CONTINUING DIRECTORS
(Term Expiring 2012)

•
Paul C. Saunders, age 48, has been (i) Senior Vice President and a director of the Bank since August 16, 1999; (ii) Senior Vice President and Assistant Secretary of the Company since April 18, 2001; and (iii) a director of the Company since April 12, 2001.  Mr. Saunders was Financial Sales Officer of the branch of Centura Bank in Florence, South Carolina from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until November 1998, when he resigned to organize the Bank.  Mr. Saunders was a Vice President of Pee Dee State Bank from October 1987 until March 1998.  Mr. Sanders is the brother of F.R. Saunders, Jr., a director and the President and Chief Executive Officer of the Company.

•
Andrew G. Kampiziones, age 78, has been a director of the Bank since August 16, 1999 and a director of the Company since April 12, 2001.  Mr. Kampiziones has been the sole owner and President and Treasurer of Fairfax Development Corporation, a real estate development corporation, since December 1991.  Mr. Kampiziones has also been a part-time professor at Francis Marion University since 1991 and a full-time teacher at Florence/Darlington Technical College since 1992.

•
Jeffrey A. Paolucci, age 40, has been (i) a director of the Company and the Bank since May 1, 2003 and (ii) Senior Vice President and Chief Financial Officer of the Company and the Bank since September 30, 2002.  Prior to joining the Company and the Bank, Mr. Paolucci had been a bank examiner in the Columbia, South Carolina field office of the FDIC since 1993.

Director Independence

The Board of Directors has determined that the following directors are independent pursuant to the independence standards of the Nasdaq Stock Market:

•	Leonard A. Hoogenboom	•	C. Dale Lusk, MD
•	John M. Jebaily	•	J. Munford Scott, Jr.
•	Andrew G. Kampiziones

In determining that each director could exercise independent judgment in carrying out his or her responsibilities, the Board of Directors considered any transactions, relationships and arrangements between the Company or the Bank and the director and his family.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is led by a Chairman selected by the Board from time to time. Presently, Mr. Hoogenboom, an independent director, is Chairman of the Board.  Mr. F.R. Saunders, Jr. currently serves as a director and as the Company’s President and Chief Executive Officer.  The foregoing structure is not mandated by any provision of law, but the Board of Directors believes this structure provides for an appropriate balance of authority between management and the Board and provides an efficient decision making process with proper independent oversight.  The Board of Directors, however, reserves the right to establish a different structure in the future.

The Board of Directors oversees and monitors First Reliance’s risk management processes. The Board outlines our risk principles and management framework and it sets high level strategy and risk tolerances, including the creations of internal controls and safeguards relating to interest rate risk, loan concentrations, loans to one borrower and customer security. The Audit Committee is primarily responsible for overseeing the risk management function of the Company on behalf of the Board.  In carrying out its responsibilities, the Audit Committee works closely with senior risk officers as well as the Board’s Corporate Governance and Nominating Committee and meets regularly to review management’s assessment of risk exposure and the process in place to monitor and control such exposure.  Additionally, the Audit Committee meets no less than quarterly to review quarterly reports on Form 10-Q, internal audits and loan reviews, and meets in executive session with internal auditors, the Company’s principal accountants, the Chief Financial Officer and the Controller, among others, to assess risk that may affect the entire Company.

Board Meetings and Committees

In 2009, the Boards of Directors of the Company and the Bank held 14 joint meetings.  During 2009, all incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the board on which the director served.

The Company does not have a formal policy regarding board member attendance at the annual meeting of shareholders; however, board members are encouraged to attend any and all shareholder meetings of the Company.  Last year 8 of our 10 directors attended our annual meeting of shareholders.

Corporate Governance and Nominating Committee.  The Company’s Corporate Governance and Nominating Committee consists of Leonard A. Hoogenboom, F.R. Saunders, Jr., J. Munford Scott, Jr., and C. Dale Lusk.  The committee met one time during 2009.  The Corporate Governance and Nominating Committee has been formed by the Board of Directors to consider shareholders’ nominations of individuals to serve as directors of the Company in accordance with the Company’s Bylaws and the committee’s charter.  As part of its responsibilities, the committee makes a recommendation regarding any suggested nominee to the entire Board of Directors for final determination and consideration.  The Company’s and the Bank’s Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our website, www.firstreliance.com.

The Corporate Governance and Nominating Committee has adopted a formal process for identifying or evaluating nominees; as part of this process, it informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers of the Bank and shareholders of the Company, and professionals in the financial services and other industries.  Similarly, the committee does prescribe specific qualifications or skills that a nominee must possess, including the potential nominee’s business experience; knowledge of the Company and the financial services industry; experience in serving as a director of the Company or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the committee deems relevant.

 The Corporate Governance and Nominating Committee’s policy with regard to the consideration of diversity in identifying director nominees considers all aspects of diversity in identifying well-qualified director nominees.  In particular, the Corporate Governance and Nominating Committee attempts to identify well-qualified directors who are representative of First Reliance’s market area and customers.

The Corporate Governance and Nominating Committee will consider shareholder nominations for directors that are made in writing and delivered to the Company in accordance with the Company’s Bylaws.  Generally, the Company’s Bylaws require that such notice be given at least 120 days before the one-year anniversary of the mailing date for the prior year’s proxy statement, which in our case would require that nominations be submitted prior to December 30, 2010 for next year’s annual meeting.

Additionally, the nomination must state, to the extent known to the nominating shareholder, the following information:

•
with respect to the nominee, all information regarding the nominee required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934 (including the nominee’s written consent to be named in a proxy statement as a nominee and to serve as a director if elected);

•	any agreement or relationship between the nominee and the Company, its directors, officers, employees and independent auditors, as well as the nominating shareholder; and

•	the nominating shareholder’s name, address and number of shares owned.

Shareholder nominations not made in accordance with the Company’s nominating procedures may be disregarded by the chair of the meeting at which the election is to be held.

Audit Committee.  The Company’s Audit Committee consists of Leonard A. Hoogenboom, Andrew G. Kampiziones, J. Munford Scott, Jr., and C. Dale Lusk.  The committee met four times in 2009.  The Audit Committee recommends to the Bank’s and the Company’s Board of Directors the independent public accountants to be selected to audit the Bank’s and the Company’s annual financial statements and determines that all audits and exams required by law are performed fully, properly and in a timely fashion.  The Audit Committee also evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and audit plan.  The Board has determined that Mr. Hoogenboom is an “audit committee financial expert” as that term is defined in SEC regulations.  The Company’s and the Bank’s Board of Directors has adopted a written charter for the Audit Committee, which is available on our website, www.firstreliance.com.  The Audit Committee Report is found in the “Audit Committee Matters” section of this Proxy Statement.

Compensation Committee. The Company’s Compensation Committee consists of Andrew G. Kampiziones, Leonard A. Hoogenboom, John M. Jebaily and J. Munford Scott, Jr.  The committee met six times in 2009.  The primary purpose of the Compensation Committee is to aid the Board of Directors in discharging its responsibilities relating to the compensation of the Company’s executive officers, including the Chief Executive Officer.  The committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs.  The committee (i) reviews and determines the annual compensation, including salary, bonus, incentive and other compensation of the Chief Executive Officer; (ii) approves corporate goals and objectives relevant to compensation of the Chief Executive Officer; (iii) evaluates performance in light of these goals and objectives, approves compensation in accordance therewith and provides a report thereon to the Board; (iv) reviews and makes recommendations to the Board with respect to incentive based compensation plans and equity based plans; (v) establishes criteria for the terms of awards granted to participants under such plans; (vi) recommends to the Board the compensation for directors (including retainer, committee and committee chair fees, stock options and other similar items, as appropriate); (vii) establishes and approves policies on employment agreements, severance arrangements and change in control agreements and provisions, as well as any special supplemental benefits; and (viii) retains outside counsel and other advisors as the committee may deem appropriate in its sole discretion.  The committee has the sole authority to approve related fees and retention terms.  Although the Compensation Committee did consult with legal counsel during 2009 regarding its compensation plans, it did not utilize the services of dedicated compensation consultant in 2009.

Pursuant to First Reliance’s participation in the United States Department of the Treasury’s (“Treasury”) Troubled Asset Relief Program (“TARP”), Capital Purchase Program (“CPP”), the Compensation Committee must be comprised entirely of independent directors and is required to perform, at least every six months, a review of our incentive compensation programs with senior risk officers to (i) ensure that the programs do not encourage Senior Executive Officers (as defined in the CPP) to take unnecessary and excessive risks that threaten the value of the Company and (ii) identify and implement means of limiting such risks.  The Compensation Committee is also required to discuss, evaluate and review, at least every six months, employee compensation plans to ensure that such plans do not encourage the manipulation of First Reliance’s reported earnings.  Finally, the Compensation Committee is required to submit to Treasury and our primary federal regulator a narrative description of how such compensation plans do not encourage, among other items, behavior focused on short-term results rather than long-term value creation.

The Company’s and the Bank’s Board of Directors has adopted a written charter for the Compensation Committee.  A copy of the Compensation Committee charter is available on our website, www.firstreliance.com.

Director Compensation
2009 Director Compensation Table

The following table shows the total fees paid to each of our directors for their service for 2009:

Name(1)	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Comp Earnings ($)	All Other Compensation(2) ($)	Total ($)
Mr. Hoogenboom	24,450	—	—	—	—	23,906	48,356
Mr. Jebaily	12,550	—	—	—	—	8,771	21,321
Mr. Kampiziones	11,500	—	—	—	—	8,771	20,271
Dr. Lusk	12,850	—	—	—	—	8,771	21,621
Mr. Porter (3)	13,750	—	—	—	—	8,771	22,521
Mr. Paul Saunders (4)	13,750	—	—	—	—		13,750
Mr. Scott	17,350	—	—	—	—		17,350
Dr. Willis(5)	7,000	—	—	—	—	8,771	15,771

(1)	Messrs. Paolucci and F.R. Saunders, Jr. are also Named Executive Officers of the Company and their compensation as directors is reported in the Summary Compensation table below.

(2)	Includes accruals in 2009 related to Director Retirement Agreements and the 2009 expense related to the company vehicle for Mr. Hoogenboom.

(3)
Mr. Porter also receives compensation for services provided as an employee (non-executive officer) of the Company.  The table reports only the additional compensation that Mr. Porter receives for services provided as a director.

(4)
Mr. Paul Saunders also receives compensation for services provided as an executive officer of the Company.  The table reports only the additional compensation that Mr. Saunders receives for services provided as a director.

(5)	Dr. Willis has announced his retirement from the Board of Directors effective June 17, 2010.

Director Fees.  In 2009, the Company paid its directors an annual retainer fee of $3,500 ($8,500 for the Chairman of the Board) and an annual board member fee of $2,750.  Audit and Loan Committee members were paid $3,000 each for the year, with the respective Chairmen receiving an additional $3,000 as retainer.  Finance, Compensation, and Budget and Planning Committee members were paid $1,500 each for the year, with the respective Chairmen receiving an additional $1,500 as retainer.  Members of other committees were paid $300 per meeting attended.  Director fees are paid to both management and non-management directors.  A total of $138,750 was paid in director fees during 2009

Director Retirement Agreements.  On December 19, 2006, the Bank entered into director retirement agreements with Messrs. Hoogenboom, Jebaily, Kampiziones, Lusk, Porter and Willis.  Pursuant to the terms of the director retirement agreements, each director will be entitled to receive an annual benefit of $12,000 ($18,000 for Mr. Hoogenboom) if the director remains in active service to the Bank for seven years from the effective date of the agreements.  If a director terminates service to the Bank prior to the vesting of his benefit under the director retirement agreements, the director is entitled to a lump sum cash payment equal to the accrued liability balance on the Bank’s books.  Pursuant to an amendment to the Director Retirement Agreement, adopted by First Reliance Bank and Messrs. Hoogenboom, Jebaily, Kampiziones, Lusk, Porter and Willis, respectively, on April 15, 2010, each of the parties agreed that as of October 1, 2009, the Bank would have no further obligation to accrue for benefits payable to the Director.  As a result of this amendment, the benefits payable to the Director pursuant to the retirement agreements are fixed as of September 30, 2009; pursuant to the amendment, Messrs. Jebaily, Kampiziones, Lusk, and Porter will be entitled to receive an annual benefit of $3,320 ($4,980 for Mr. Hoogenboom).

The Bank also entered into endorsement split dollar agreements with Messrs. Hoogenboom, Jebaily, Kampiziones, Lusk and Porter, in connection with bank-owned life insurance, whereby each director may name a beneficiary who will be entitled to receive the lesser of (i) $50,000 or (ii) the total death proceeds of the insurance policy less its cash surrender value.

Company Vehicle.  In January 2006, the Company agreed to provide the Chairman of the Board with the use of a company vehicle.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2010 by (1) each of our current directors and director nominees; (2) each of our named executive officers; (3) all of our present executive officers and directors as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding common stock, based on the most recent filings with the SEC and the information contained in those filings.  Unless otherwise indicated, the address for each person included in the table is c/o First Reliance Bancshares, Inc., 2170 W. Palmetto Street, Florence, South Carolina 29501.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage	Manner in which Shares are Beneficially Owned(2)
Directors:
Leonard A. Hoogenboom	23,271	*	Includes 2,440 shares held by his spouse and 680 shares held as custodian for two grandchildren.
John M. Jebaily	15,480	*
Andrew G. Kampiziones	18,850	*
C. Dale Lusk, MD	27,500	*
Jeffrey A. Paolucci	44,730	1.21%	Includes 18,965 shares of unvested restricted stock, 512 shares held by his spouse and 20,000 shares underlying vested options held by Mr. Paolucci.
A. Dale Porter	121,755	3.29%	Includes 5,808 shares of unvested restricted, and 245 shares held by his spouse.
F.R. Saunders, Jr.	218,970	5.91%	Includes 52,630 shares of unvested restricted stock, 850 shares held by Mr. Saunders’ children, 10,442 held by his spouse, and 85,371 shares underlying vested options held by Mr. Saunders.
Paul C. Saunders	165,758	4.48%	Includes 5,248 shares of unvested restricted stock, and 85,371 shares underlying vested options held by Mr. Saunders.
J. Munford Scott, Jr.	1,437	*	Includes 437 shares held by his spouse
A. Joe Willis**	49,500	1.34%	Includes 49,300 shares held by his spouse.

Non-Director Named Executive Officers:
Thomas C. Ewart, Sr.	12,823	*	Includes 8,040 shares of unvested restricted stock and 5,205 shares underlying vested options held by Mr. Ewart
Craig S. Evans	22,398	*	Includes 22,397 shares of unvested restricted stock
Jess A. Nance	10,490	*	Includes 8,411 shares of unvested restricted stock

All Current Directors and Executive Officers, as a Group (13 persons):	765,943		Includes 256,047 underlying vested options held by reporting persons.
Other 5% Shareholders:
Service Capital Partners, LP, Service Capital Advisors, LLC, and Dory Wiley(3)	348,203	9.40%

*	Represents less than 1%.

**	Dr. Willis will retire from the Company’s Board of Directors effective June 17, 2010.

(1)
Information relating to beneficial ownership of our common stock is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from March 31, 2010.

(2)	Some or all of the shares may be subject to margin accounts.

(3)	Address of principal business office is 1700 Pacific Avenue, Suite 2000, Dallas, Texas 75201.

EXECUTIVE OFFICERS

The following table shows for each executive officer of the Company:  (a) his name; (b) his age at December 31, 2009; (c) how long he has been an officer of the Company; and (d) his positions with the Company and the Bank.  Except as otherwise indicated, each executive officer has been engaged in his present principal occupation for more than five years.

Name (Age)	Officer Since	Position(s) with the Company and the Bank
Craig S. Evans (47)	2008
Chief Operating Officer since June 2, 2008.  Prior to joining the Company, Mr. Evans had been an executive with Bank of America since 2004, most recently serving as Community Market President, East Carolina.

Thomas C. Ewart, Sr. (60)	2003
Senior Vice President and Chief Banking Officer since January 1, 2006.  Mr. Ewart served as the Bank’s Chief Credit Officer from April 28, 2003 until January 1, 2006.  Prior to joining the Bank, Mr. Ewart had been an area executive with Carolina First Bank, formerly known as Anchor Bank, for approximately seven years.

Jess A. Nance (55)	2006
Senior Vice President and Chief Credit Officer since January 19, 2006; Senior Vice President, Credit Administration since November 2004.  Prior to joining the Bank, Mr. Nance had been President and CEO of Florence National Bank since July 1998.

Jeffrey A. Paolucci (40)	2002
Director of the Company and the Bank since May 1, 2003, (ii) Senior Vice President and Chief Financial Officer of the Company and the Bank since September 30, 2002.  Prior to joining the Company and the Bank, Mr. Paolucci had been a bank examiner in the Columbia, South Carolina field office of the FDIC since 1993.

F.R. Saunders, Jr. (49)	1999
President, Chief Executive Officer and a director of the Bank since August 16, 1999; a director of the Company since April 12, 2001; and President and Chief Executive Officer of the Company since April 18, 2001.

Paul C. Saunders (48)	1999
Senior Vice President and a director of the Bank since August 16, 1999; Senior Vice President and Assistant Secretary of the Company since April 18, 2001; and a director of the Company since April 12, 2001.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning the annual and long-term compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company’s Chief Executive Officer and the two other most highly compensated executive officers of the Company who earned over $100,000 in total compensation for 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)		Total ($)
F.R. Saunders, Jr.	2009	284,699	—	69,374	21,366	122,548	(2)	497,957
President and Chief	2008	282,608	—	20,039	21,372	115,374	(3)	439,393
Executive Officer
Jeffrey A. Paolucci	2009	183,700	—	15,385	11,053	53,401	(4)	263,539
Executive Vice	2008	181,261	—	10,167	11,084	52,290	(5)	254,802
President and
Chief Financial
Officer
Craig S. Evans	2009	224,538	13,461	9,000		26,187	(6)	272,687
Executive Vice	2008	107,692	—	50,000		2,149		159,481
President and			—
Chief Operations
Officer

(1)	The assumptions made in the valuation of stock awards and option awards can be found in Notes 17 and 18 to our financial statements.
(2)
For 2009, Mr. Saunders’s compensation included $75,031 for supplemental retirement benefits, $13,450 for board fees, $9,796 for disabilility insurance, $7,701 for 401(k) matching contributions, $5,004 for long-term care insurance, $4,541 for country club dues, $2,900 for a wellness benefit, a car allowance of $2,250, and $1,875 for life insurance.

(3)
For 2008, Mr. Saunders’s compensation included $67,071 for supplemental retirement benefits, $9,796 for disabilility insurance, $6,870 for 401(k) matching contributions, $4,740 for long-term care insurance, $5,801 for country club dues, $2,650 for a wellness benefit, a car allowance of $2,250, and $3,195 for life insurance.

(4)
For 2009, Mr. Paolucci’s compensation included $20,467 for supplemental retirement benefits, $12,100 for board fees, $3,015 for disabilility insurance, $5,517 for 401(k) matching contributions, $4,752 for long-term care insurance, $3,689 for country club dues, $2,900 for a wellness benefit, and $961 for life insurance.

(5)
For 2008, Mr. Paolucci’s compensation included $18,294 for supplemental retirement benefits, $3,015 for disabilility insurance, $5,274 for 401(k) matching contributions, $4,230 for long-term care insurance, $4,948 for country club dues, $2,900 for a wellness benefit, and $1,928 for life insurance.

(6)	For 2009, Mr. Evans’s compensation included $16,279 for supplemental retirement benefits, $5,719 for 401(k) matching contributions, $3,689 for country club dues, and $500 for a wellness benefit.

Executive Agreements

F.R. Saunders, Jr. and Jeffrey A. Paolucci.  On November 24, 2006, First Reliance Bancshares, Inc. and its wholly owned subsidiary, First Reliance Bank, entered into new employment agreements with F.R. Saunders, Jr., President and Chief Executive Officer of the Company and the Bank, and Jeffrey A. Paolucci, Senior Vice President and Chief Financial Officer of the Company and the Bank.  The Bank also entered salary continuation agreements with Messrs. Saunders and Paolucci.

Each of the employment agreements provides for an initial three year term, which is automatically extended at the end of each month for one additional month unless the Bank’s board of directors determines that the term will not be extended.  Once the Bank’s board determines that the term will not be extended, the term is fixed at three years with no additional renewals.  The employment agreements provided for an initial base salary for Mr. Saunders of $275,000 and for Mr. Paolucci of $165,000.  Each executive’s salary is to be reviewed annually by the Company’s Board of Directors or the Board’s Compensation Committee, and will be increased to reflect cost of living increases and may be increased otherwise.  As of December 31, 2009, Mr. Saunders’ and Mr. Paolucci’s annual base salaries had been increased to $284,699 and $183,700, respectively.

The employment agreements provide that the Company will reimburse the executive for disability insurance that he maintains and will pay an additional amount to the executive to cover any state or federal income taxes associated with such reimbursement.  The Company will also pay any initiation and membership assessments and dues in civic and social clubs of the executive’s choice, although the executive remains responsible for personal expenses for use of such clubs.  The agreement with Mr. Saunders also provides that the Company will provide the use of an automobile for business and personal use.  The agreements with the executives also provide that the Company will maintain a long-term care insurance policy for each executive that will be fully paid up by the time the executive turns age 65.

If an executive is terminated without Cause or the executive terminates employment for Good Reason (as both terms are defined in the agreements), the executive is entitled to continue to receive for the unexpired term of his agreement  (a) his base salary in effect at employment termination and (b) an annual bonus equal to the bonus earned for the calendar year ended immediately before the year in which the employment termination occurs.  Additionally, the Company will continue to provide the executive with medical benefits and continue to reimburse the executive for his disability insurance (including amounts to cover income taxes) until the earliest of (a) the executive becoming employed by the Company or another entity; (b) the executive turning 65; (c) the executive’s death; or (d) the remaining term of the agreement.  The Company will also continue to pay the premiums on the long-term care insurance until the policy for the executive is fully paid up.  At the Company’s option, it may pay a lump sum equal to the discounted cost of medical, disability, and long-term care (if applicable) coverage in lieu of continuing those benefits.

If an executive is terminated for Cause or the executive terminates employment other than for Good Reason, the executive is entitled to receive his base salary through the effective date of termination and any other benefits to which the executive may be entitled under the Company’s benefit plans and policies in effect on the date of termination.

If the executive’s employment is terminated because of disability, the executive is entitled to receive his base salary through the effective date of termination, any unpaid bonus or incentive compensation due to the executive for the preceding calendar year, any payments the executive is entitled to receive under the Company’s disability insurance program, and any other benefits to which the executive may be entitled under the Company’s benefit plans and policies in effect on the date of termination. Additionally, the Company will continue to provide the executive with medical benefits and continue to reimburse the executive for his disability insurance (including the additional amounts to cover income taxes) until the earliest of (a) the executive becoming employed by the Company or another entity; (b) the executive turning 65; (c) the executive’s death; or (d) the remaining term of the agreement.  For F.R. Saunders, Jr. and Jeffery A. Paolucci, the Company will also continue to pay the premiums on the long-term care insurance until the policy for the executive is fully paid up.  At the Company’s option, it may pay a lump sum equal to the discounted cost of medical, disability, and long-term care (if applicable) coverage in lieu of continuing those benefits.

Upon a Change in Control (as that term is defined in the agreement) of the Company, the Company will pay the executive a lump-sum payment in cash equal to three times the executive’s annual compensation, consisting of base salary as of the date of the Change in Control plus any bonus or incentive compensation earned in the prior calendar year.  In addition, the executive will become fully vested in any non-qualified plan, program or arrangement in which the executive participates if the plan, program or arrangement does not address the effect of a change in control.

The Company will further be obligated to make a “gross-up” payment to cover any excise tax obligations under Section 280G of the Internal Revenue Code for excess parachute payments that arise as a result of the employment agreement and any other plan or agreement that applies to the executive.  This gross-up payment includes an initial amount to cover the excise tax that will apply to the excess parachute payments, as well as the income and excise taxes that apply to the payment of the initial amount.

The employment agreements also provide, for a period of one year after termination of employment, a covenant not to solicit employees and not to compete within a 15-mile radius of any office of the Company.  These obligations survive any termination of the agreements, but are waived upon a Change in Control of the Company.  The agreements provide for the reimbursement of legal fees, if any, paid by the executives for the enforcement of the employment agreements after a Change in Control.  The employment agreements also allow the executive to select a law firm of his choice to represent him.

The salary continuation agreements provide that each executive will be entitled, upon reaching age 65, to an annual benefit for Mr. Saunders of $321,842 and for Mr. Paolucci of $225,308.  If the executive is terminated for Cause, the executive will not be entitled to any benefit under the salary continuation agreement.  In the event the executive’s employment is terminated (other than for Cause) prior to reaching age 65 (including by reason of disability), the executive is entitled to receive the amount that fully amortizes the accrued balance existing immediately before the month in which the separation of service occurs beginning at age 65 for 15 years.  If the executive dies prior to payment of all benefits, the executive’s beneficiary is entitled to a lump sum in cash equal to the accrued balance existing at the executive’s death.

In the event of a Change in Control of the Company prior to the executive reaching 65 or other separation of service, each executive is entitled to a lump sum payment equal to the expected accrual balance at age 65, not discounted to present value, of $3,144,289 for Mr. Saunders and $2,201,184 for Mr. Paolucci.  If the Change in Control occurs during the payment of normal retirement age benefits, early termination benefits or a disability benefits, the executive is entitled to a lump-sum payment of any remaining salary continuation benefit.

The Company will further be obligated to make a “gross-up” payment to cover any excise tax obligations under Section 280G of the Internal Revenue Code for excess parachute payments that arise as a result of the salary continuation agreement and any other plan or agreement that applies to the executive.  This gross-up payment includes an initial amount to cover the excise tax that will apply to the excess parachute payments, as well as the income and excise taxes that apply to the payment of the initial amount.

The salary continuation agreements provide for the reimbursement of legal fees, if any, paid by the executives for the enforcement of the salary continuation agreements after a Change in Control.  The salary continuation agreements also allow the executive to select a law firm of his choice to represent him.

If the executive dies before separation of service, the executive is entitled to any benefits under the endorsement split dollar agreement with that executive.  The endorsement split dollar agreement provides the executive with a benefit equal to the death benefit under the life insurance policy or policies maintained by the Company on the life of the executive, less the cash surrender value of the policy or policies.

Craig S. Evans.  Mr. Evans has entered into an employment agreement and a salary continuation agreement with the Bank, both dated as of June 2, 2008, that provide for his employment by the Bank for a term of three years commencing on June 2, 2008.  Under the terms of each of the agreements, his employment will be extended automatically for additional one-year periods unless a party gives the other party proper non-renewal notice.  The employment agreement provides Mr. Evans with an initial annual salary of $225,000, reimbursement of certain membership dues and other reasonable expenses, and a $50,000 grant of restricted stock that vests in five years from the date of the employment agreement.  The salary continuation agreement vests after three years of service with the Company.

If the Company terminates Mr. Evans’s employment without Cause prior to the vesting of the salary continuation agreement (which is more fully described below), Mr. Evans is entitled to one year of his base salary, the payment of which would be terminated upon his beginning other employment.  Upon a Change in Control or if Mr. Evans terminates employment for Good Reason (as both terms are defined in the agreements), he would be entitled to a lump-sum payment in cash equal to three times the executive’s annual compensation, consisting of base salary as of the date of the Change in Control plus any bonus or incentive compensation earned in the prior calendar year.  In addition, the executive will become fully vested in any non-qualified plan, program or arrangement in which the executive participates if the plan, program or arrangement does not address the effect of a change in control.

If Mr. Evans is terminated for Cause or if he terminates his employment other than for Good Reason, he is entitled to receive his base salary through the effective date of termination and any other benefits to which he may be entitled under the Company’s benefit plans and policies in effect on the date of termination.

Should either party terminate the employment agreement during the initial three year term, Mr. Evans will be subject to various non-solicitation and non-compete provisions of his agreement for a period of two years thereafter.

The salary continuation agreement provides that each Mr. Evans will be entitled, upon reaching age 65, to an annual benefit of $87,678.  Following the vesting of the salary continuation agreement, if he is terminated for Cause, Mr. Evans will not be entitled to any benefit under the salary continuation agreement.  In the event his employment is terminated (other than for Cause) prior to reaching age 65 (including by reason of disability), Mr. Evans is entitled to receive the amount that fully amortizes the accrued balance existing immediately before the month in which the separation of service occurs beginning at age 65 for 15 years.  If Mr. Evans dies prior to payment of all benefits, his beneficiary is entitled to a lump sum in cash equal to the accrued balance existing at the his death.

In the event of a Change in Control of the Company prior to the executive reaching 65 or other separation of service, Mr. Evans is entitled to a lump sum payment equal to the expected accrual balance at age 65, not discounted to present value, of $856,585.  If the Change in Control occurs during the payment of normal retirement age benefits, early termination benefits or a disability benefits, Mr. Evans is entitled to a lump-sum payment of any remaining salary continuation benefit.

The salary continuation agreement provides for the reimbursement of legal fees, if any, paid by Mr. Evans for the enforcement of the salary continuation agreements after a Change in Control.  The salary continuation agreements also allow the executive to select a law firm of his choice to represent him.

Participation in TARP Capital Purchase Program

On March 6, 2009, the Company issued 15,349 shares of our Series A Cumulative Perpetual Preferred Stock, and a warrant, which was immediately exercised for a nominal exercise price, to purchase up 767 shares of the Company’s Series B Cumulative Perpetual Preferred Stock to Treasury, as part of the CPP enacted as part of TARP, which was established by the Emergency Economic Stabilization Act of 2008 (“EESA”).  The Company issued the shares of Series A Preferred Stock and the warrant for an aggregate purchase price of $15,349,000 in cash.

Pursuant to the Company’s participation in the CPP, the Company is required to comply with all EESA provisions, which include taking all necessary actions to ensure that its benefit plans with respect to its Senior Executive Officers comply with Section 111 of EESA.  As of December 31, 2009, the Company’s Senior Executive Officers, which are defined by EESA to include the five most-highly compensated employees of the Company, are F.R. Saunders, Jr., President and Chief Executive Officer; Jeffrey A. Paolucci, Chief Financial Officer; Craig S. Evans, Chief Operating Officer; Thomas C. Ewart, Sr., Chief Banking Officer; and Ken Cox, Jr., Senior Vice President, Mortgage Banking.

The American Recovery and Reinvestment Act of 2009 (the “ARRA”) retroactively amended the executive compensation provisions applicable to participants in the CPP.  The ARRA executive compensation standards remain in effect during the period in which any obligation, arising from financial assistance provided under the CPP remains outstanding, excluding any period during which the Treasury holds only the warrant to purchase common shares of the Company (the “CPP Period”).

The executive compensation regulations, to which we are required to adhere as a result of our participation in the CPP, include, but are not limited to, the following:

•
prohibitions on payment or accrual of bonuses, retention awards and other incentive compensation to the Company’s most highly-compensated employee, excluding grants of restricted stock that do not fully vest during the CPP Period and do not have a value which exceeds one-third of the individual’s total annual compensation;

•
prohibitions on payments to our Senior Executive Officers and the next five most highly compensated employees for a departure from the Company, except for payments for services performed or benefits accrued;

•	recovery (“clawback”) of bonuses, retention awards and incentive compensation if the payment was based on materially inaccurate statements of earnings, revenues, gains or other criteria;

•	prohibition on compensation plans that encourage manipulation of reported earnings;

•	implementation of a company-wide policy regarding “excessive or luxury expenditures”;

•
retroactive review of bonuses, retention awards and other compensation previously paid to Senior Executive Officers, if such compensation is found by Treasury to be inconsistent with the purposes of TARP or otherwise contrary to public interest; and

•
a requirement that CPP recipients include in their proxy statements for annual shareholder meetings a non-binding “Say on Pay” shareholder vote on the compensation of executives as disclosed in the proxy statement.

The Company is currently in compliance with all TARP executive compensation standards promulgated by Treasury.  In addition, Messrs. Saunders and Paolucci must certify to the Company’s compliance with such standards throughout 2009.  The certification was delivered to Treasury and was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.  Such certification is required annually during the CPP Period no later than ninety days after the completion of our fiscal  year.  The Company intends to comply with all TARP executive compensation standards, and will work with its Senior Executive Officers to take such steps as it deems necessary to continue to comply with the standards and adopt policies and procedures consistent with the foregoing.  In addition, a non-binding vote on the compensation provided to the Company’s executive officers is included as Proposal No. 2 of this Proxy Statement.

Outstanding Equity Awards at 2009 Fiscal Year End Table

The following table sets forth information at December 31, 2009, concerning outstanding awards previously granted to the Named Executive Officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
F.R. Saunders, Jr.	50,371	—		—	8.00	7/17/2013	1,146	(4)	4,126	—	—
	35,000	—		—	11.50	5/10/2015	3,297	(5)	11,869	—	—
	—	13,021	(1)	—	14.85	1/19/2016	30,833	(6)	110,999	—	—
	—	17,904	(3)	—	15.00	1/19/2017	—		—	—	—
Jeffrey A. Paolucci	10,000	—		—	8.32	8/15/2013	550)		1,980	—	—
	10,000	—		—	11.50	10/01/2014	1627	(4)	5,857	—	—
	—	7,552	(1)	—	14.85	1/19/2016	6,838	(6)	24,617	—	—
	—	8,594	(3)	—	15.00	1/19/2017	—		—	—	—
Craig S. Evans	—	—		—	—		8,197	(7)	2,509	—	—
	—	—		—	—		4,000	(6)	14,400	—	—
	—	—		—	—				—		—

(1)	Stock Appreciation Rights vest in five equal annual installments beginning on January 19, 2012.

(2)
Restricted Stock Grants vest in three equal annual installments beginning on January 19, 2007; the value of the restricted stock award is based on the market value of the Company’s common stock on the grant date, which was $14.85 per share as reported on the Over-the-Counter Bulletin Board.  The awards are being expensed on a straight line basis in accordance with FAS 123R.

(3)	Stock Appreciation Rights vest in five equal annual installments beginning on March 28, 2013.

(4)
Restricted Stock Grants cliff vest at the end of three years on January 19, 2010; the value of the restricted stock award is based on the market value of the Company’s common stock on the grant date, which was $15.00 per share as reported on the Over-the-Counter Bulletin Board.  The awards are being expensed on a straight line basis in accordance with FAS 123R.

(5)
Restricted Stock Grants cliff vest at the end of three years on February 21, 2011; the value of the restricted stock award is based on the market value of the Company’s common stock on the grant date, which was $10.75 per share as reported on the Over-the-Counter Bulletin Board.  The awards are being expensed on a straight line basis in accordance with FAS 123R.

(6)
Restricted Stock Grants cliff vest at the end of three years on March 5, 2012; the value of the restricted stock award is based on the market value of the Company’s common stock on the grant date, which was $2.25 per share as reported on the Over-the-Counter Bulletin Board.  The awards are being expensed on a straight line basis in accordance with FAS 123R.

(7)
Restricted Stock Grants cliff vest at the end of five years on July 21, 2013; the value of the restricted stock award is based on the market value of the Company’s common stock on the grant date, which was $6.10 per share as reported on the Over-the-Counter Bulletin Board.  The awards are being expensed on a straight line basis in accordance with FAS 123R.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s directors and officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company’s common stock.  Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file.  To our knowledge, based solely on a review of these reports and representations from our directors and officers, our directors and officers filed all reports required by Section 16(a).

RELATED PARTY TRANSACTIONS

The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest.  These transactions take place on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated parties.

The Company recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that the Company’s decisions are based on considerations other than the Company’s and its shareholders’ best interests.  Therefore, the Board of Directors has adopted the following practices and procedures with respect to related party transactions.

For the purpose of the procedures, a “related party transaction” is a transaction in which the Company or the Bank participates and in which any related party has a direct or indirect material interest, other than transactions available to all employees or customers generally.

Under the Company’s procedures, any related party transaction must be reported to the Board of Directors and may be consummated or may continue only (i) if the Board of Directors approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party, (ii) if the transaction involves compensation that has been approved by Compensation Committee, or (iii) if the transaction has been approved by the disinterested members of the Board of Directors.  The Board of Directors may approve or ratify the related party transaction only if the Board determines that, under all of the circumstances, the transaction is in the best interests of the Company.

On January 13, 2009, the Bank paid Director John M. Jebaily a commission of $73,500 for facilitating the sale of a bank-owned property located on Sam Rittenburg Boulevard in Charleston, South Carolina.  Consideration received by the Bank upon sale of the property totaled $2,450,000.

The Bank has employed certain employees who are related to the Company’s Executive Officers and/or Directors.  These individuals are compensated in accordance with the Bank’s policies that apply to all employees.

From time to time, the Bank will make loans to the directors and officers of the Company and the Bank and their affiliates.  None of these loans are currently on nonaccrual, past due, restructured or potential problem loans.  All such loans were: (i) made in the ordinary course of business; (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

PROPOSAL NO. 2:
NON-BINDING RESOLUTION APPROVING COMPENSATION
OF THE COMPANY’S EXECUTIVE OFFICERS

General

On March 6, 2009, the Company completed a transaction with the United States Treasury under the Troubled Asset Relief Program Capital Purchase Program (“TARP CPP”).  Under the TARP CPP, the Company sold 15,349 shares of its Series A Cumulative Perpetual Preferred Stock, which bears an initial dividend rate of 5% increasing to 9% after five years, to the Treasury.  In addition, the Treasury received a warrant to purchase 767 shares of the Company’s Series B Cumulative Perpetual Preferred Stock, which bears a dividend rate of 9%, which was immediately exercised by the Treasury for a nominal exercise price.  One of the conditions of the TARP CPP is that the Company comply with certain limits on its compensation of its executive officers.

The original limitations of the TARP CPP were amended by the enactment of the American Recovery and Reinvestment Act of 2009 (the “ARRA”) on February 17, 2009.  ARRA requires the Company, for so long as any obligation arising from the Company’s participation in the TARP CPP remains outstanding, to submit to its shareholders a non-binding vote on the compensation of the Company’s senior executive officers, as disclosed in this Proxy Statement.

By the terms of ARRA, this vote by shareholders (i) is not binding on the Board of Directors of the Company, (ii) is not to be construed as overruling any decision by our Board of Directors; and (iii) does not create or imply any additional duties by our Board of Directors.

Executive Compensation

The Company believes that its compensation policies and procedures, which are reviewed and recommended by the Compensation Committee and approved by the Board of Directors, encourage a culture of pay for performance and are strongly aligned with the long- term interests of shareholders.  Like most community banks, the recent and ongoing financial downturn had a significant negative impact on the Company’s 2008 results of operations and on the price of the Company’s common stock.  Consistent with the objective of aligning the compensation of the Company’s executive officers with the annual and long-term performance of the Company and the interests of the Company’s shareholders, these factors were also reflected in the compensation of the Company’s senior executive officers for 2008.

The Board of Directors and management believe that the compensation paid to the senior executive officers as disclosed elsewhere in this proxy statement is reasonable and competitive.  The Board uses various methods and analyses in setting the compensation for the senior executive officers, including but not limited to reliance on compensation surveys of peer financial institutions, review of publicly available information on the compensation practices of other institutions in our market, and reliance on compensation consultants for certain executive benefits.

The Board of Directors and the Compensation Committee currently are reviewing all compensatory arrangements to ensure they comply with the executive compensation limits applicable under the TARP CPP, as described above in “Executive Compensation – Participation in TARP Capital Purchase Program.”  The Company is monitoring possible amendments to applicable executive compensation rules that may be adopted from time to time by the Treasury and by Congress, and will implement the limits in conformance with published guidelines.  Any required amendments to our compensation arrangements will be made in compliance with applicable deadlines.  Finally, the Company is taking reasonable steps to operate such arrangements in compliance with the limits under the TARP CPP based on the statutory language contained in ARRA.

The Board of Directors strives to pay fair compensation to its senior executive officers, and all employees, and believes its compensation practices are reasonable.

As required by the ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote on the Company’s executive compensation plans, programs and arrangements as reflected in the disclosures regarding senior executive officer compensation provided in the various tables included elsewhere in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement.  This proposal, commonly known as a “say on pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the shareholders of the Company approve the overall executive compensation policies and procedures employed by the Company, as described in the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders.”

Vote Required to Approve Proposal

The approval of the non-binding resolution approving the compensation of the Company’s executive officers as described in this Proxy Statement requires approval by the affirmative vote of the holders of shares of common stock representing a majority of the votes cast at the meeting.  Because this shareholder vote is advisory, it will not be binding upon the Board of Directors.  However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors Recommends a vote “for” the
approval of the non-binding resolution approving the compensation of the Company’s executive officers as described in this Proxy Statement.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.  Management is responsible for the Company’s internal controls and financial reporting process.  The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee reports as follows with respect to the audit of the Company’s 2009 audited consolidated financial statements.

The Audit Committee has reviewed and discussed the Company’s 2009 audited consolidated financial statements with the Bank’s and the Company’s management;

•
The Audit Committee has discussed with the independent auditors, Elliott Davis, LLC, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•
The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditors’ independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence from the Company and the Bank; and

•
Based on review and discussions of the Company’s 2009 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2009 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

March 29, 2010	Audit Committee:	C. Dale Lusk
Andrew G. Kampiziones
Leonard A. Hoogenboom
J. Munford Scott, Jr.

Independent Registered Public Accounting Firm

The independent registered accounting firm of Elliott Davis, LLC served as the independent auditors for the Company for the year ended December 31, 2009, and have served as the Company’s independent auditors since January 2, 2003.  A representative of Elliott Davis, LLC is expected to be present at the 2010 Annual Meeting of Shareholders and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Audit Fees

The following table shows the amounts paid by the Company to Elliott Davis, LLC for the last two fiscal years.

	2008	2009
Audit fees (1)	$69,000	$105,740
Audit-related fees (2)	4,185	$25,259
Tax fees (3)	9,525	$14,865
All other fees (4)	30,300
Total Fees	$113,010	$145,864

(1)
Audit fees consisted primarily of the audit of the Company’s annual consolidated financial statements, for reviews of the condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and for comfort letter procedures.  These fees include amounts paid or expected to be paid for each respective year’s audit.

(2)
Audit-related fees consist primarily of limited consultations in assisting with the planning and documentation requirements for the Sarbanes-Oxley Act, for consultations regarding TARP Capital Purchase Program and for audit of the Company’s ESOP and Welfare Plans.

(3)
Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by Elliott Davis, LLC for preparation of federal and state income tax returns and assistance with tax estimates.

(4)	All other fees include preparation of Forms 5500.

The services provided by the Elliott Davis, LLC were pre-approved by the Audit Committee to the extent required under applicable law.  The Audit Committee pre-approves all audit and allowable non-audit services, but does not have a specific pre-approval policy.  The Audit Committee has determined that the rendering of non-audit professional services, as identified above, is compatible with maintaining the independence of the Company’s auditors.

SHAREHOLDER COMMUNICATIONS

Shareholder Proposals.  To be included in the Company’s annual proxy statement, shareholder proposals not relating to the election of directors must also be received by the Company at least 120 days before the one-year anniversary of the mailing date for the prior year’s proxy statement.  The Company’s Bylaws require that the shareholder’s proposal notice describe:

•	the proposal and the reason it is being brought before the meeting;

•	the shareholder’s name and address and the number of shares he or she beneficially owns; and

•	any material interest of the shareholder in the proposal.

Rule 14a-8 promulgated by the U.S. Securities and Exchange Commission (the “SEC”) provides additional information regarding the content and procedure applicable to the submission of shareholder proposals to be included in the Company’s 2009 proxy statement.  To the fullest extent permitted by applicable law, the Board of Directors have the discretion to determine whether a shareholder’s proposal is a proper business matter.  Accordingly, the Board may, if warranted under the circumstances, deny the shareholder’s request upon written notice to the shareholder stating its reason for such denial.

In order for a shareholder proposal to be considered at the 2009 annual meeting, notice of the proposal was required to be delivered to the Secretary of the Company on or before December 31, 2008.  The Company did not receive notice of any shareholder proposals to be presented at the 2009 meeting.

Shareholder Communications.  Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing, addressed to the Board or to the particular director, and sending it to the Secretary of the Company at the Company’s principal office at 2170 W. Palmetto Street, Florence, South Carolina 29501.  The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Householding.  As permitted by applicable law we may deliver only one copy of this Proxy Statement to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as “householding.” We do this to reduce costs and preserve resources.

Upon oral or written request, we will promptly deliver a separate copy of the proxy statement to any Shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the Corporate Secretary. You may contact our Corporate Secretary by mail at First Reliance Bancshares, Inc., 2170 W. Palmetto Street, Florence, South Carolina 29501, Attention: Corporate Secretary.

If your shares are registered directly in your name with our transfer agent, Registrar and Transfer you are considered a shareholder of record with respect to those shares.  Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, DTC, to request that only a single copy of the proxy statement be mailed in the future. Contact DTC by phone at (888) 382-2721.

If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares.  Beneficial owners should contact their broker or bank.

Submission Deadline for Next Year’s Annual Meeting.  To be included in the Company’s 2011 proxy statement, shareholder nominations and proposals submitted for consideration at the 2011 annual meeting of shareholders must be received by the Company no later than December 30, 2010.  Generally, the proxyholder(s) disclosed in the Company’s proxy statement shall have the discretionary authority to vote upon any shareholder proposal not included in the Company’s proxy materials.

Florence, South Carolina
April 28, 2010

FIRST RELIANCE BANCSHARES, INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, JUNE 17, 2010

The undersigned hereby appoints Leonard A. Hoogenboom or F.R. Saunders, Jr., as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the Common Stock of First Reliance Bancshares, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 17, 2010 at the First Reliance Bank – Learning Center, 2148 West Palmetto Street in Florence, South Carolina, and at any adjournments thereof, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

Proposal 1:
To elect the three (3) persons listed below to serve as Class C Directors of the Company for a three-year term until the 2013 Annual Meeting of Shareholders and until their successors have been elected and qualified:

Class C Director Nominees:

•  A. Dale Porter                 •  John M. Jebaily                 •  C. Dale Lusk

☐	FOR all nominees listed above	☐	WITHHOLD authority to vote
	(except as indicated below)	for all nominees listed above

INSTRUCTION:  To cast a vote opposing the election of at least one but less than all of the nominees listed above, mark “FOR” above, and write the name of the nominee(s) for whom you are casting an opposing vote in this space: ___________________________________.

Proposal 2:	To consider and vote upon a nonbinding proposal to approve the overall executive compensation policies and procedures employed by the Company.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder.  If no direction to the contrary is indicated, it will be voted for the above proposals.  Discretionary authority is hereby conferred as to all other matters which may come before the Annual Meeting.

Signature(s) of Shareholder(s)
[INSERT LABEL INFORMATION HERE]
Name(s) of Shareholders(s)

Date:______________________________________, 2010
(Be sure to date your Proxy)

Please mark, sign and date this Proxy, and return it in the enclosed pre-addressed envelope.  No postage is necessary.  If stock is held in the name of more than one person, all must sign.  Signatures should correspond exactly with the name or names appearing on the stock certificate(s).  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

(Please check the applicable box)

I WILL ☐   WILL NOT ☐  BE ATTENDING THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE